                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                           ---------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported) April 13, 2000
                                                          ------------------

                          Transmedia Asia Pacific, Inc.
                          -----------------------------
             (Exact Name of Registrant as Specified in its Charter)


            Delaware                           0-26368           13-3760219
--------------------------------------------------------------------------------
         (State or Other                    (Commission         (IRS Employer
         Jurisdiction of                    File Number)     Identification No.)
         Incorporation)


        11 St. James's Square, London, England               SW1Y 4LB
        -------------------------------------------------------------
        (Address of Principal Executive Offices)             (Zip Code)


Registrant's telephone number, including area code    (011) 44-171-930-0706
                                                    -----------------------


                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

         On April 13, 2000 (the "Effective Time"), Transmedia Asia Pacific, Inc. (the "Company"), Asia Merger Sub II, Inc., a wholly owned subsidiary of the Company ("Merger Sub"), and MonsterBook.com, Inc. ("MonsterBook") consummated the merger (the "Merger") of Merger Sub with and into MonsterBook pursuant to which MonsterBook became a wholly owned subsidiary of the Company. The Merger was consummated in accordance with the terms of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of March 8, 2000, by and among the Company, Merger Sub, MonsterBook and William H. McKee, III and Frank T. Vega.

         Pursuant to the terms of the Merger Agreement, as of the Effective Time, each of the outstanding shares of common stock of MonsterBook, par value $0.0001 per share, was converted into the right to receive either (a) $0.27105114 in cash, without interest (the "Cash Consideration") or (b)
0.0735054 of a share of common stock of the Company, par value $0.00001 per share (the "Stock Consideration" and, together with the Cash Consideration, the "Merger Consideration"). The Merger Consideration was negotiated by the parties at the time they entered into the Merger Agreement. The Stock Consideration to be issued by the Company will consist of approximately 2,962,773 shares of its common stock, and the Cash Consideration to be paid by the Company will consist of approximately $138,000. Based on the closing price of the Company's common stock on April 13, 2000 of $5.3125 per share, the Stock Consideration has a value of approximately $15,739,732, and the Merger Consideration has a value of approximately $15,877,732. The funds to be used by the Company to pay the Cash Consideration will be supplied by the Company's working capital. In addition, the Company converted existing MonsterBook options into options to acquire approximately 362,749 shares of the Company's common stock.

         It is intended that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, and it is expected that the Merger will be a tax-free event to the MonsterBook stockholders electing the Stock Consideration for federal income tax purposes.

         MonsterBook produces and distributes a printed e-business directory for the Internet. MonsterBook's headquarters are located in San Francisco, California. The Company presently intends to operate MonsterBook as a subsidiary under the name MonsterBook.com.

         The descriptions contained herein of the Merger are qualified in their entirety by reference to the Merger Agreement attached hereto as Exhibit 2.1.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS.

(a)               Financial Statements of Business Acquired.

                  The financial statements of MonsterBook for the periods specified in Rule 3-05(b) of Regulation S-X will be filed by amendment to this Current Report on Form 8-K not later than sixty days after the date on which this Current Report on Form 8-K is required to be filed.

(b)               Pro Forma Financial Information.

                  The Pro Forma financial statements of MonsterBook required pursuant to Article 11 of Regulation S-X will be filed by amendment to this Current Report on Form 8-K not later than sixty days after the date on which this Current Report on Form 8-K is required to be filed.

(c)               Exhibits.

2.1 Agreement and Plan of Merger, dated as of March 8, 2000, by and among Transmedia Asia Pacific, Inc., Asia Merger Sub II, Inc., MonsterBook.com, Inc. and William H. McKee, III and Frank T. Vega.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TRANSMEDIA ASIA PACIFIC, INC.

Dated:    April 28, 2000

                                        By: /s/ James Fyfe
                                            ------------------------------------
                                        Name:  James Fyfe
                                        Title: Vice President and Assistant
                                               Secretary

                                  EXHIBIT INDEX
                                  -------------

Exhibit
  No.
-------

2.1 Agreement and Plan of Merger, dated as of March 8, 2000, by and among Transmedia Asia Pacific, Inc., Asia Merger Sub II, Inc., MonsterBook.com, Inc. and William H. McKee, III and Frank T. Vega.